Exhibit 5.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Fairfax Financial Holdings Limited of our report dated March 5, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting which is filed as an exhibit to Fairfax Financial Holdings Limited’s Annual Report on Form 40-F for the year ended December 31, 2020.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
September 17, 2021